UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2007

AZUR HOLDINGS, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-25824	13-3337553
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

633 SE 3rd Avenue, Suite 203, Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 954-763-1515

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act(17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

On January 25, 2007 Azur Holdings, Inc. (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission regarding a triggering event that could accelerate a direct financial obligation.

On February 14, 2007 the Company received a Notice of Default (the “Notice”) from Rockmore Investment Master Fund Ltd. (“Rockmore”), one of six holders of the Company’s 14% Convertible Senior Subordinated Note due November 2008 in the aggregate original principal amount of $6,000,000 (the “Notes”). As of the date hereof the aggregate unpaid interest, late fees and principal on all of the Notes was approximately $6,689,420.

The Notice asserted that the Company’s failure to make timely payments of monthly interest and principal payments along with the expiration of a previously agreed upon Forbearance Period set forth in a Forbearance Agreement, dated December 11, 2006 between the Company and Rockmore constitute an Event of Default under the Company’s Note to Rockmore dated November 2, 2005. In the Notice Rockmore demanded the immediate payment of the outstanding principal amount of the Note to Rockmore, in addition to all accrued but unpaid interest thereon.

The foregoing matters may be deemed to be events of default under agreements with respect to several of the Companies long-term obligations, including the following:

An Event of Default under a Deed of Trust, Security Agreement and Fixture Filing dated as of November 17, 2004 from Grand Shell to Textron Financial Corporation (“Textron”), which would permit Textron to elect to declare all outstanding indebtedness of Grand Shell to Textron immediately due and payable. As of February 15, 2007 such indebtedness amounted to approximately $6,636,067.

In accordance with the Company’s Promissory Note to Olympic Coast Investments, the occurrence of a default or an event of default under other material agreements to which the Company or any of its subsidiaries is a party, also constitutes an Event of Default, entitling the holder of the Note to declare all outstanding obligations under the Note immediately due and payable. As of February 15, 2007, the aggregate principal and accrued interest under the Note amounted to approximately $6,457,919.

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In accordance with the Company’s Co-Ownership Agreement with an Owner who holds a tenants-in-common ownership interest with the Company in the Azur Shell Landing Property in Gautier, Mississippi, the occurrence of a default or an event of default under other material agreements, which affects, encumbers or binds the Azur Shell Landing Property, also constitutes an Event of Default under the Co-Ownership Agreement, entitling the Owner to reclaim the Company’s ownership interest in the Property.

The Company is negotiating with several new lenders to refinance all debt of Azur Shell Landing Resort Inc., as well as the Grand Shell Landing Golf Course. The Company is also working diligently to consummate the previously announced Nexxus Capital financing transaction, which could provide the Company with sufficient capital to satisfy the Company’s obligations to Rockmore as well as all other lenders.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZUR HOLDINGS, INC

Date: February 15, 2007	By:	/s/ Donald Winfrey
Donald Winfrey
President

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